EXHIBIT 5.1


                     Parcel, Mauro & Spaanstra, P.C.
                            ATTORNEYS AT LAW
                              SUITE 3600
                        1801 CALIFORNIA STREET
                     DENVER, COLORADO  80202-2636
                       TELEPHONE (303) 292-6400
                       TELECOPIER (303) 295-3040




                             March 6, 1998


Starnet Communications International Inc.
425 Carrall Street
Vancouver, British Columbia
 Canada V6B 6E3


Gentlemen:

     In connection with the Registration Statement on Form S-8, being filed by Starnet Communications International Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 3,000,000 shares of the Company's Common Stock, $.001 par value, offered under the Company's Stock Option Plan (the "Plan"), we are of the opinion that:

     1. The Company is a validly organized and existing corporation under the laws of Delaware.

     2. All necessary corporate action has been duly taken to authorize the establishment of the Plan and the issuance of 3,000,000 shares of the Company's Common Stock under the Plan; and

     3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

                              Very truly yours,

                              /s/ Parcel, Mauro & Spaanstra, P.C.